PLEDGE AGREEMENT AND IRREVOCABLE PROXY

PLEDGE AGREEMENT, dated as of September 7, 2012 (as amended, restated, supplemented or otherwise modified from time to time, this “Pledge Agreement”), by and between CIG Properties, LLC, a Delaware limited liability company (the “Pledgor”), and Macquarie Bank Limited, as agent (in such capacity, the “Agent”) for itself and for the benefit of the Lenders (as defined in the Credit Agreement referred to below).

W I T N E S S E T H:

WHEREAS, CIG Comp Tower, LLC, a Delaware limited liability company (the “Borrower”), has entered into that certain Credit Agreement, dated as of August 17, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement), among the Borrower, the Lenders from time to time party thereto and Agent, as agent thereunder for the Lenders;

WHEREAS, the Borrower is a direct wholly-owned subsidiary of the Pledgor;

WHEREAS, it is a condition precedent to the making of any Advance under the Credit Agreement that the Pledgor executes and delivers this Pledge Agreement to the Agent, for itself and for the benefit of the Lenders;

WHEREAS, the Pledgor will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement and the other Loan Documents;

WHEREAS, it is the intention of the parties hereto that the Pledged Securities (as defined herein) be and become Collateral to secure the Obligations (as defined below); and

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.   Pledge; Grant of Security Interest. As security for the due and punctual and unconditional payment and performance of the Obligations, the Pledgor hereby delivers and pledges to the Agent, for itself and for the benefit of the Lenders, the Equity Interests listed opposite its name on Schedule I hereto and any other or additional shares and any and all accretions, accessions and rights relating thereto, at the time pledged with the Agent (for itself and for the benefit of the Lenders) hereunder (collectively, the “Pledged Securities”), and the Pledgor hereby pledges, assigns, transfers and grants to the Agent (for itself and for the benefit of the Lenders) a security interest in and Lien on all of the Pledged Securities. The certificates and/or instruments representing the Pledged Securities (whether now existing or hereafter received as a result of stock dividends, stock splits, workouts, reorganizations, restructurings or otherwise) are accompanied by stock powers, allonges or other appropriate instruments of assignment with respect thereto duly executed in blank by the Pledgor as the registered owner of the Pledged Securities. The Pledgor will ensure that the Pledged Securities remain “certificated securities” within the meaning of Section 8-102(a)(4) of the UCC at all times during the term of this Agreement. The term “Pledged Securities” as used in this Pledge Agreement shall include, in addition to the aforesaid securities, any other securities or collateral which may from time to time be delivered hereunder as security for the Obligations, together with all the proceeds of any of the foregoing.

Section 2.   Obligations. The Pledged Securities from time to time held hereunder shall secure the following obligations (collectively, the “Obligations”):

(a)   The Obligations (as defined in the Credit Agreement); and

(b)   Any and all other liabilities and obligations of every name and nature whatsoever of the Pledgor to the Agent and/or the Lenders under this Pledge Agreement and/or any other agreement or instrument executed and delivered by the Pledgor to the Agent in connection with this Pledge Agreement, whether such liabilities and obligations be direct or indirect, absolute or contingent, secured or unsecured, now existing or hereafter arising or acquired, due or to become due, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to the Pledgor, would have accrued on any Obligation, whether or not a claim is allowed against the Pledgor for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise.

Section 3.   Representations and Warranties. The Pledgor hereby represents and warrants to the Agent and the Lenders that:

(a)   The Pledgor is duly formed, validly existing, and in good standing under the laws of the state of its formation, and is in good standing and is qualified to do business in each jurisdiction where its ownership or lease of Property or conduct of its business requires such qualification and where a failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

(b)   The Pledgor is the legal, beneficial and record owner and has good title to all of the Pledged Securities free and clear of all claims, mortgages, pledges, Liens, hypothecation, security interests and other encumbrances of every nature whatsoever except to or in favor of the Agent and the Lenders hereunder.

(c)   All of the shares of the Pledged Securities have been duly and validly issued and are fully paid and non-assessable.

(d)   The Pledged Securities constitute 100% of the issued and outstanding Equity Interests of all classes of capital stock of the Borrower and there are presently outstanding no options, warrants or other rights to purchase or acquire any additional Equity Interests of the Borrower.

(e)   The Pledged Securities are “certificated securities” within the meaning of Section 8-102(a)(4) of the UCC.

2

(f)   The Pledgor has and has duly exercised full power and authority to enter into this Pledge Agreement and to pledge the Pledged Securities as herein contemplated and to perform its obligations hereunder. The execution, delivery, and performance by the Pledgor of this Pledge Agreement and the consummation of the transactions contemplated hereby (a) have been duly authorized by all necessary organizational action, (b) do not and will not (i) contravene the terms of the Pledgor’s Organizational Documents, (ii) violate any material Legal Requirement or material contract of the Pledgor, or (iii) conflict with or result in any breach or contravention of, or the creation of any Lien, other than the Lien created hereunder, under (A) any indenture, instrument or agreement to which the Pledgor is a party or is subject, or by which it, or its Property, is bound or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Pledgor or its Property is subject.

(g)   Upon execution and delivery hereof, this Pledge Agreement will constitute a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar law affecting creditors’ rights generally or general principles of equity.

(h)   Upon the delivery of the certificates and/or instruments representing the Pledged Securities, together with corresponding stock powers, allonges or other appropriate instruments of assignment executed in blank, to the Agent pursuant to Section 1 hereof, the Agent shall have a valid first priority Lien upon and perfected security interest in the Pledged Securities and the proceeds thereof, subject to no prior security interest, Lien charge or encumbrance, or to any agreement purporting to grant to any third party a security interest in the property or assets of the Pledgor which would include the Pledged Securities.

Section 4.   Covenants. The Pledgor hereby covenants and agrees that it will:

(a)   not directly or indirectly sell, assign, pledge or otherwise encumber or dispose of the Pledged Securities, except as permitted by the Credit Agreement;

(b)   not create, incur, assume or permit to exist, and will defend the Pledged Securities against, and will take such other actions as are necessary to remove, any Lien or claim on or to the Pledged Securities, other than the Liens created hereby, and will defend the right, title and interest of Agent and the Lenders in and to any of the Pledged Securities against the claims and demands of any and all Persons;

(c)   not amend, modify, supplement or restate the Borrower LLC Agreement; provided that the Borrower LLC Agreement may be amended, modified, supplemented or restated as permitted by Section 6.11 of the Credit Agreement;

(d)   not allow the Pledged Securities to be converted into uncertificated securities; and

(e)   preserve, renew and maintain in full force and effect its legal existence and, in each jurisdiction where such concept is relevant, in good standing under the Legal Requirements of the jurisdiction of its formation.

3

Section 5.   Voting Rights of Pledgor. Provided that there exists no Event of Default (as defined herein) and so long as the Pledgor shall be the record owner of the Pledged Securities, the Pledgor shall be entitled, to the extent permitted by applicable law, to exercise voting power with respect to the Pledged Securities; provided, however, that in no event shall the Pledgor exercise such voting power in any manner contrary to or inconsistent with the terms hereof or with the terms of the Credit Agreement or any other Loan Document. Upon the occurrence of an Event of Default which is continuing, the Agent and the Lenders shall have those rights specified in Section 7.

Section 6.   Distribution. Upon the dissolution, winding up, liquidation or reorganization of the Borrower, whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors or otherwise, any sum to be paid or any property to be distributed upon or with respect to any of the Pledged Securities shall be paid over to the Agent (for itself and for the benefit of the Lenders) to be held by the Agent as collateral security for the Obligations; provided that any cash distribution paid in connection with such dissolution, winding up, liquidation or reorganization of the Borrower shall be applied to the payment of Obligations in the order of priorities set forth in Section 7.6 of the Credit Agreement. In the event that any stock dividend shall be declared on any of the Pledged Securities, or any shares of stock or fractions thereof shall be issued pursuant to any stock split involving any of the Pledged Securities, or any distribution of capital (other than cash or Cash Equivalents) shall be made on any of the Pledged Securities, or any property (other than cash or Cash Equivalents) shall be distributed upon or with respect to any of the Pledged Securities, the shares or other property so distributed shall be delivered (with any necessary endorsements) to the Agent (for itself and for the benefit of the Lenders), to be held as additional collateral security for the Obligations. For the avoidance of doubt, the provisions of this Section 6 shall not be deemed to be implied consent to any such issuances or distributions otherwise prohibited by the terms and conditions of this Pledge Agreement, the Credit Agreement or any other Loan Document. Distributions of cash or Cash Equivalents on any of the Pledged Securities shall be governed by the terms of the Credit Agreement.

Section 7.   Default; Remedies.

(a)   If any one or more of the following events (herein referred to as “Events of Default”), shall occur:

(i)   default shall be made in the due performance or observance of any provision of this Pledge Agreement; or

(ii)   an Event of Default (as defined in the Credit Agreement) shall have occurred and be continuing under the Credit Agreement;

thereafter, unless such Event of Default shall have been waived in writing by the Agent and the Lenders, the Agent (for itself and for the benefit of the Lenders) shall have full power and authority (1) to sell or otherwise dispose of the Pledged Securities or any part thereof; (2) to vote the Pledged Securities with respect to any and all matters and to exercise all rights to payments, conversion, exchange, subscription or otherwise with respect to the Pledged Securities; and (3) to exercise any and all rights and remedies of a secured party under the UCC.

4

(b)   To the extent permitted by any applicable law, any sale or other disposition by the Agent and/or the Lenders may be by public or private proceedings and may be made by one or more contracts, as a unit or in parcels, at such time and place, by such method, in such manner and on such terms as the Agent may determine. Except as required by law, such sale or other disposition may be made without advertisement or notice of any kind or to any person. Where reasonable notification of the time or place of such sale or other disposition is required by law, such requirement shall have been met if such notice is telegraphed, sent by facsimile or other electronic transmission, cabled or mailed, postage prepaid, at least ten (10) days before the time of such sale or other disposition to each person entitled thereto at such person’s address as specified in Section 14 below. To the extent permitted by any applicable law, the Agent and/or any Lender or any other holder of the Obligations may buy any or all of the Pledged Securities upon any public or private sale thereof. To the extent permitted by any applicable law, upon any such sale or sales the Pledged Securities so purchased shall be held by the purchaser absolutely free from any claims or rights of whatsoever kind or nature, including any equity of redemption or any similar rights, all such equity of redemption and any similar rights being hereby expressly waived and released by the Pledgor thereof to the extent permitted by applicable law. In the event any consent, approval or authorization of any governmental agency shall be necessary to effectuate any such sale or sales, the Pledgor shall execute, and hereby agrees to cause the Borrower to execute, as necessary, all applications or other instruments as may be required; provided that the foregoing shall not obligate the Pledgor to register the Pledged Securities under the Securities Act of 1933. After deducting all reasonable costs and expenses of collection, custody, sale or other disposition or delivery (including legal costs and reasonable attorney’s fees) and all other charges due against the Pledged Securities (including any charges of the type described in Section 9 below), the residue of the proceeds of any such sale or other disposition shall be applied to the payment of the Obligations in the order of priorities as set forth in Section 7.6 of the Credit Agreement.

(c)   The Pledgor recognizes that the Agent and/or the Lenders may be unable to effect a public sale of all or a part of the Pledged Securities by reason of certain prohibitions contained in the Securities Act of 1933, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor agrees that private sales so made may be at a price and on other terms less favorable to the seller than if the Pledged Securities were sold at public sales, and that neither the Agent nor any Lender has any obligation to delay the sale of the Pledged Securities for the period of time necessary to permit the Pledged Securities to be registered for public sale under the Securities Act of 1933. The Pledgor agrees that sales made under the foregoing circumstances shall not be deemed to have been made in a commercially unreasonable manner by virtue of any sale made on terms less favorable to the seller resulting from the private nature of the sale.

Section 8.   Transfer of Pledged Securities and Notation on Books and Records. The Pledgor hereby irrevocably appoints the Agent (for itself and for the benefit of the Lenders) as agent to arrange for any and all transfers of the Pledged Securities as the Agent (for itself and for the benefit of the Lenders) may from time to time deem advisable and to assist the Agent in obtaining the benefit of its security interest therein, including, but not limited to, the transfer (after the occurrence of an Event of Default) of the Pledged Securities into the name of the Agent or its nominee at any time, the foregoing appointment being deemed a power coupled with an interest and irrevocable. The right to vote the Pledged Securities is governed by Section 5 of this Pledge Agreement. The Pledgor shall mark its books and records to indicate the pledge of the Pledged Securities by the Pledgor to the Agent (for itself and for the benefit of the Lenders).

5

Section 9.   Payment of Taxes, Charges, Etc. The Agent, at its option, may discharge any taxes, charges, assessments, security interests, Liens or other encumbrances upon the Pledged Securities or otherwise protect the value thereof. All such expenditures incurred by the Agent shall become Obligations and shall be payable by the Borrower as provided in the Credit Agreement.

Section 10.   Duties with Respect to Collateral. Neither the Agent nor any Lender shall have any duty to the Pledgor with respect to the Pledged Securities other than the duty to use reasonable care in the safe custody of any Pledged Securities in its possession. Without limiting the generality of the foregoing, the Agent, although it may do so at its option, shall be under no obligation to the Pledgor to take any steps necessary to preserve rights in the Pledged Securities against other parties.

Section 11.   Waivers. The Pledgor hereby waives demand, payment, notice of dishonor or protest and all other notices of any kind in connection with the Obligations except notices required by law or by this or any other agreement between or among the Pledgor, the Agent and/or the Lenders. The Agent may release, supersede, exchange or modify any other collateral security which it may from time to time hold and may release, surrender or modify the liability of any third party without giving notice hereunder to the Pledgor. Such modifications, charges, renewals, releases or other actions shall in no way affect the Pledgor’s obligations hereunder. The Agent and the Lenders may modify Borrower’s rights under the Credit Agreement and other Loan Documents in accordance with and to the extent permitted under the Credit Agreement and the other Loan Documents (as applicable) without affecting Pledgor’s rights hereunder.

Section 12.   Statement as to Default. The Pledgor and the Agent agree that any written statement by an officer of the Agent asserting the occurrence of an Event of Default as the authorization for the exercise by the Agent (for itself and for the benefit of the Lenders) of its rights hereunder shall be presumed to be true, and that any purchaser of the Pledged Securities at a foreclosure sale shall have the right to rely on such a statement.

Section 13.   Modification. This Pledge Agreement may not be modified or amended without the prior written consent of each of the parties hereto.

Section 14.   Notices. Except as otherwise expressly provided herein, all notices and other communications made or required to be given pursuant to this Pledge Agreement shall be made in accordance with the provisions of Section 9.2 of the Credit Agreement.

Section 15.   Rights. No course of dealing between the Pledgor, the Agent and/or the Lenders nor any delay in exercising, on the part of the Agent and/or any Lender of any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any rights, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law, including, without limitation, the rights and remedies of a secured party under the UCC.

6

Section 16.   Waiver of Set Off and Subrogation. The Pledgor hereby waives and releases, to the fullest extent permitted by law:

(a)   any defense, set off or counterclaim which the Pledgor may otherwise assert against the Agent and/or the Lenders; and

(b)   any right of subrogation it may have against the Borrower or the Pledged Securities by reason of any of the actions taken by the Agent and/or any Lender hereunder.

The provisions of this Section shall survive the termination of this Pledge Agreement.

Section 17.   Binding Effect, Etc. This Pledge Agreement, and all claims, disputes and matters arising hereunder or related hereto, and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without reference to conflicts of laws provisions. This Pledge Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including any other holder or holders of any Obligations and may be executed in two or more counterparts, each of which shall together constitute one and the same agreement.

Section 18.   Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof.

Section 19.   Further Assurances.

(a)   The Pledgor at its sole cost and expense will execute, acknowledge and deliver all such instruments and take all such action as the Agent and/or the Lenders from time to time may reasonably request in order to further effectuate the purposes of this Pledge Agreement and to carry out the terms hereof, including without limitation, the execution of stock transfer orders, stock powers, notifications to obligors on its Pledged Securities, the providing of notification in connection with the book entry security or general intangibles, and will do all such other acts as the Agent and/or the Lenders may reasonably request with respect to the perfection and protection of the security interest granted herein and the security interest effected hereby.

(b)   The Pledgor agrees that it will not change: (i) its name, identity or corporate structure in any manner or (ii) the location of its chief executive office, in each case, unless it shall have given the Agent not less than thirty (30) days’ prior written notice thereof.

Section 20.   Provisions to Survive. All representations, warranties, covenants and agreements contained in this Pledge Agreement shall survive the execution and delivery of the Credit Agreement and the other Loan Documents and shall continue until the termination of this Pledge Agreement, except to the extent such representations, warranties, covenants and agreements expressly survive the termination of this Pledge Agreement.

Section 21.   Captions. Captions and headings in this Pledge Agreement are for convenience only and in no way define, limit or describe the scope or intent of the provisions hereof.

7

Section 22.   Termination. Upon indefeasible payment in full of the Obligations (other than contingent and indemnification obligations not then due and payable) in accordance with their terms, this Pledge Agreement and the pledge and security interests and Liens created hereunder shall automatically terminate and the Agent shall return to the Pledgor, at the expense of the Pledgor, such Collateral in the possession or control of the Agent as has not theretofore been disposed of pursuant to the provisions hereof, together with any moneys and other property at the time held by the Agent hereunder, and shall deliver to the Pledgor documents in recordable form sufficient to discharge the Liens and security interests granted hereunder.

Section 23.   Irrevocable Proxy.

(a)   Subject to the terms and provisions of this Pledge Agreement, including, without limitation, Sections 5, 7 and 22 hereof, the Pledgor, being the sole holder and owner of the Pledged Securities, hereby authorizes Agent, for itself and for the benefit of the Lenders, to vote for the Pledgor, as the Pledgor’s proxy, in the Pledgor’s capacity as the holder and/or beneficial owner of the Pledged Securities, including, without limitation, to consent or dissent to any action taken without a meeting, and further makes, constitutes and irrevocably appoints Agent, for itself and for the benefit of the Lenders, to act as the true and lawful proxy and attorney-in-fact in the name and on behalf of the Pledgor, with full power to appoint a substitute or substitutes, to vote and execute and deliver written voting consents with respect to the Pledged Securities, to the same extent and with the same effect as the Pledgor could do under any applicable laws or regulations governing the rights and powers of the holder and/or benefical owner of such Pledged Securities (the irrevocable proxy granted hereunder, the “Irrevocable Proxy”).

(b)   SUBJECT TO TERMINATION OF THIS PLEDGE AGREEMENT IN ACCORDANCE WITH SECTION 22 HEREOF, THIS PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST. This Irrevocable Proxy is being given to Agent in connection with the pledge to Agent of the Pledged Securities pursuant to this Pledge Agreement. All power and authority conferred under this Irrevocable Proxy shall not be terminated by any act of the undersigned or by operation of law, by death or incapacity of the undersigned, by lack of appropriate power or authority, or by the occurrence of any other event or events, except as expressly provided in this Pledge Agreement. If, after the execution of this Irrevocable Proxy, any such event or events shall occur, Agent is nevertheless authorized and directed to vote the shares in accordance with the terms of this Irrevocable Proxy as if such death, incapacity, lack of appropriate power or authority or other event or events had not occurred and regardless of notice thereof. This Irrevocable Proxy shall be binding upon, and enforceable against, all beneficiaries, heirs at law, legatees, distributees, successors, assigns, transferees and legal representatives of the Pledgor.

(c)   The parties hereto expressly acknowledge and agree that this Irrevocable Proxy gives Agent, for itself and for the benefit of the Lenders, the exclusive right to vote (or consent) with respect to the Pledged Securities during the continuance of any Event of Default, and (to the extent provided herein) that the Pledgor shall not have any such rights.

[Remainder of page intentionally left blank; signatures follow on next page]

8

IN WITNESS WHEREOF, the parties hereto have duly executed this Pledge Agreement as of the date first above written.

PLEDGOR:	CIG PROPERTIES, LLC
a Delaware limited liability company

	By:	Specialty Towers Management, LLC
Manager

	By:	/s/ Paul McGinn
		Name:	Paul McGinn
		Title:	Chief Executive Officer

[Signatures continue on next page]

AGENT:	MACQUARIE BANK LIMITED

	By:	/s/ Benjamin Wu
		Name:	Benjamin Wu
		Title:	Managing Director

	By:	/s/ David Prince
		Name:	David Prince
		Title:	Managing Director

[Signature Page to Intermediate Holdings Pledge Agreement]

SCHEDULE I

List of Pledged Securities

Pledgor	Pledged Securities
CIG Properties, LLC	100% of the membership interests in CIG Comp Towers, LLC, a Delaware limited liability company